                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ACE LIMITED
             (Exact name of Registrant as specified in its charter)

        Cayman Islands                                  98-0091805
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

     ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton, HM 08, Bermuda
               (Address of principal executive offices) (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-88482

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                             Name of each exchange on
   to be so registered                    which each class is to be registered
   -------------------                    ------------------------------------
   Depositary Shares,                             New York Stock Exchange
   each representing one-tenth of
   a share of 7.80% Cumulative
   Redeemable Preferred Shares,
   Series C (Liquidation Preference
   $25.00 per Depositary Share)

Securities to be registered pursuant to Section 12(g) of the Act:  None

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered hereby are Depositary Shares of ACE Limited, each representing one-tenth of a share of ACE's 7.80% Cumulative Redeemable Preferred Shares, Series C (Liquidation Preference $25.00 per Depositary Share).

         For a description of the Depositary Shares being registered hereby, and the Series C Preferred Shares of ACE Limited, reference is made to the Registration Statement on Form S-3 (File No. 333-88482) filed with the Securities and Exchange Commission on May 16, 2002, and Amendment No. 1 thereto filed November 27, 2002 and Amendment No. 2 thereto filed January 23, 2003, and the prospectus supplement dated May 7, 2003 for the Depositary Shares and the Series C Preferred Shares, which description is incorporated herein by reference. Definitive copies of the prospectus and prospectus supplement describing the Depositary Shares and the Series C Preferred Shares were filed on May 9, 2003 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.  EXHIBITS

            Exhibit No.                          Exhibit
            -----------                          -------
                4.1 Form of Depositary Receipt (included as Exhibit A of the Deposit Agreement (Exhibit 4.3 of this Form 8-A)).

                4.2 Resolutions of a committee of the Board of Directors of ACE Limited establishing the terms of the 7.80% Cumulative Redeemable Preferred Shares, Series C, of Ace Limited.

                4.3 Form of Deposit Agreement, to be dated as of May 30, 2003, among ACE Limited, Mellon Investor Services LLC and the holders from time to time of the Depositary Receipts.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 30, 2003

                                   ACE LIMITED

                                   By:/s/ Peter N. Mear
                                      --------------------------------
                                   Name: Peter N. Mear
                                   Title: General Counsel and Secretary

                                  EXHIBIT INDEX
                                  -------------

   Exhibit No.                             Exhibit
   -----------                             -------
       4.1 Form of Depositary Receipt (included as Exhibit A of the Deposit Agreement (Exhibit 4.3 of this Form 8-A)).

       4.2 Resolutions of a committee of the Board of Directors of ACE Limited establishing the terms of the 7.80% Cumulative Redeemable Preferred Shares, Series C, of Ace Limited.

       4.3 Form of Deposit Agreement, to be dated as of May 30, 2003, among ACE Limited, Mellon Investor Services LLC and the holders from time to time of the Depositary Receipts.